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                                    EXHIBITS

EXHIBIT 99.1

The following certification is provided by the undersigned Chairman of the Board of Directors and Principal Executive Officer of Merchants and Manufacturers Bancorporation, Inc. on the basis of such officer's knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002.

CERTIFICATION

In connection with the Quarterly Report of Merchants and Manufacturers Bancorporation, Inc. (the "Corporation") on Form 10-Q for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on November 13, 2002 (the "Report"), I, Michael J. Murry, Chairman of the Board of Directors and Principal Executive Officer of the Corporation, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

      /s/ Michael J. Murry
      -------------------------------
      Name:  Michael J. Murry
      Title: Chairman of the Board of Directors and Principal Executive Officer
      Date:  November 13, 2002


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